Exhibit 10.27

CORPORATE GUARANTY

This **CORPORATE GUARANTY** (this "Guaranty"), is made by **Avante Holding Group**, located at 1900 S. Harbor City Boulevard Ste 315, Melbourne FL 32901 (the "Guarantor") in favor of **The Dow Chemical Company**, a Delaware corporation with its principal place of business at 2030 Dow Center, Midland, MI 48674 and its affiliated companies (collectively "Dow"). Solely for the purposes of this Guaranty, "affiliated companies" means entities with respect to which The Dow Chemical Company directly or indirectly owns or controls greater than fifty percent of the voting or equity interest thereof.

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby guarantees payment when due to Dow of all indebtedness which **Alternative Construction Company Inc.**, located at 1900 S. Harbor City Boulevard Ste 315, Melbourne FL 32901 (the "Customer"), has already incurred or is now under, or at any time after this date hereof may incur or be under, to Dow, arising out of Dow supplying materials, financing or services to the Customer. The Guarantor's liability under this Guaranty shall include the payment of interest at a variable rate equal to the prime rate as publicly announced from time to time by Citibank N.A. plus two percent (2%) per annum from the date of demand by Dow upon the Guarantor for payment or the maximum rate allowed by law, whichever is lower. Upon dissolution, liquidation, insolvency, or bankruptcy of Customer, all such indebtedness shall, at the option of Dow, become immediately due and owing.

The word "indebtedness" is used throughout this Guaranty in its broadest and most comprehensive sense and is intended to include not only debts voluntarily contracted, both principal and interest, but every debt, obligation or liability, however arising, and whether the same is due or owing, absolute or contingent, determined or undetermined. The maximum amount for which the Guarantor shall be liable for hereunder, exclusive of interest and attorneys' fees, shall be unlimited.

The Guarantor agrees that Dow may, at any time, without in any way diminishing, releasing or discharging the liability of the Guarantor hereunder, grant extensions or renewals to the Customer; take securities or give up securities that it may hold; accept compositions with the Customer; grant releases or discharges to the Customer; cancel or change contracts with the Customer; or deal with the Customer in any other manner whatsoever. The Guarantor further agrees that Dow has the exclusive right to determine what payments and credits received from any source should be applied to any indebtedness of the Customer, or any part thereof, without in any way limiting or lessening the liability of the Guarantor hereunder. It is expressly understood that the liability of the Guarantor hereunder shall remain at all times undiminished, unreleased, and undischarged in any manner or to any extent whatsoever by reason of any act done or left undone by Dow, by the Customer, or by any other guarantor, other than by payment to Dow of the full amount of any and all indebtedness.

Dow shall not be bound to seek any recourse against the Customer, or against other parties, or against any other securities, before being entitled to full payment from the Guarantor hereunder.

It is expressly understood and agreed that this shall be a continuing guaranty and that it shall cover all of the indebtedness which the Customer now owes, or may incur, or come under to Dow; provided however, this Guaranty may be terminated by the Guarantor by registered mail return receipt requested at the following address:

Customer Financial Services
2020 Dow Center
Midland, MI 48674
Attention: Director, Customer Financial Services

In the event the Guarantor terminates this Guaranty, this guaranty shall continue to apply to any and all indebtedness of Customer created or arising prior to the 60th day after receipt of such notice of termination.

The Guarantor waives all notices, including but not limited to, notice of acceptance hereof and notice of orders, sales, and deliveries to the Customer, and of the amounts and terms thereof, and of all defaults or disputes with the Customer, as well as the settlement or adjustment of such defaults or disputes; and agrees that if the Guarantor desires at any time to ascertain the amount of liability accrued under this Guaranty, the Guarantor will make an inquiry to Dow.

The Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, which Dow incurs in the collection of any indebtedness from the Customer to it covered by this Guaranty, or in the collection of any liability of the Guarantor hereunder.

The Guarantor agrees to subordinate any indebtedness of the Customer to the Guarantor, to the indebtedness of the Customer to Dow; and, until Dow shall have received payment in full of all such indebtedness of the Customer to it, any such debts and claims of the Guarantor shall, if Dow shall so request, be collected, enforced and received by the Guarantor, as trustee for Dow and be paid over to Dow on account of such indebtedness, but without reducing or affecting in any manner, the liability of the Guarantor, assumed under the other provisions of this Guaranty. The Guarantor further agrees not to seek recourse (by subrogation, indemnity, contribution or otherwise) against or in any manner become a creditor of the Customer if called upon to make payment to Dow hereunder.

In the event of this Guaranty being signed by more than one Guarantor, it, and each of its provisions, shall fully apply to and bind each of such guarantors, and the obligation of such guarantor hereunder shall be both joint and several. Any release of one

or more of such guarantors shall not in any manner, or to any extent diminish, release or discharge the liability of any other such guarantor.

The Guarantor hereby represents and warrants as follows: (i) the execution, delivery and performance of this Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene its charter or bylaws or law or any contractual restriction binding or affecting it or any entity that controls it; (ii) no authorization or approval or other action, by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Guarantor of this Guaranty and (iii) this Guaranty has been duly executed and delivered by the Guarantor, and is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

This Guaranty shall be governed by and construed in accordance with the laws of the State of Michigan, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

This Guaranty shall not be assignable by the Guarantor and shall inure to the benefit of Dow, its successors and assigns.

GUARANTOR:

Avante Holding Group

By: [signature]

Name: Bruce Harmon

Title: Officer

Date: July 8, 2005

Subscribed and sworn to me this 8th day of July, ~~2004~~ 2005.

[seal] JULIE A. WILLIAMS MY COMMISSION # DD 334401 EXPIRES: November 1, 2008 Bonded Thru Notary Public Underwriters

[signature]
Notary Public
Julie Williams

Exhibit 10.25

GUARANTY

In consideration of the extension of credit by Phoenix Corporation, a Georgia Corporation, with its principal office at 4685 Buford Highway, Norcross, GA 30071 (hereinafter called

"Phoenix Metals") to Alternative Construction Company, Inc.

(hereinafter called "Customer") the undersigned Avante Holding Group, Inc.

(hereinafter called "Guarantor") hereby absolutely and unconditionally guarantees the payment to Phoenix Metals of all sums and amounts which the Customer shall at any time owe to Phoenix Metals for goods, merchandise or material furnished or sold to Customer by Phoenix Metals or by any of its subsidiaries. Guarantor further agrees that:

(a) Guarantor will pay all amounts guaranteed to Phoenix Metals upon written demand for payment from Phoenix Metals to Guarantor at the above address together with interest after such demand on all unpaid amounts at the rate of 0 % per annum or the maximum rate permitted by law, whichever is less, from the date of demand and until paid in full;

(b) This is an open and continuing Guaranty and shall apply to any and all amounts owed to Phoenix Metals by Customer whether such amounts of indebtedness are in the form of notes or upon open account, or are secured or unsecured;

(c) Guarantor waives notice of acceptance of this Guaranty, notice of the furnishing or sale of goods or merchandise to Customer, notice of the amount, time of payment or terms of credit extended by Phoenix Metals to Customer, and notice of any changes, renewals or extensions in the terms of credit extended to Customer; consents that Phoenix Metals may take any action it deems appropriate in connection with the account of Customer without affecting or impairing in any way the liability of Guarantor under this Guaranty and waives notice of default and demand for payments;

(d) It shall not be necessary or Phoenix Metals to institute any legal proceedings or make any other enforcement attempt against Customer or against any collateral which may secure Customer's obligations before requiring payment or instituting legal proceedings against Guarantor for payment of any sum guaranteed hereunder;

(e) This guaranty may be terminated by Guarantor by giving written notice of revocation to Phoenix Corporation at the above address, but such revocation shall not be effective until received by Phoenix Metals and shall not affect the liability of Guarantor as to any indebtedness contracted by Customer prior to receipt of such notice by Phoenix Metals;

(f) This Guaranty shall be binding upon the executor or personal representative, and successors and assigns of Guarantor and each Guarantor shall be individually liable for the full amount guaranteed;

(g) If any portion or provision of the Guaranty shall be held invalid or unenforceable, Guarantor agrees to be bound by any remaining provisions or portions of this Guaranty, all or which shall continue in full force and effect;

(h) By executing this Guaranty, Guarantor acknowledges and represents that The indebtedness of Customer guaranteed hereby was incurred for business purposes and not for consumer, farm, household or family purposes;

(i) To the extent permitted by law, Guarantor will reimburse Phoenix Metals for all costs and expenses (including court costs and reasonable attorney fees) incurred by Phoenix Metals in connection with the collection of this Guaranty against Guarantor.

IN WITNESS WHEREOF, the said Guarantor has executed this Guaranty in triplicate copies, each may be treated as an orginal, this 5th day of August 2005

ACKNOWLEDGMENT

[signature]
Michael W. Hawkins
President + CEO

STATE OF FLORIDA
COUNTY OF BREVARD SS:

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named MICHAEL W. HAWKINS who acknowledged that HE did sign the foregoing instrument and that the same is HIS free act and deed:

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at

5th this day of August, 2005

LOURDES D. WERNER
Comm# DD0268342
Expires 2/8/2008
Bonded thru (800)432-4254
Florida Notary Assn., Inc.

Lourdes D Werner